UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2006 (May 24, 2006)

ADVANCED MEDICAL OPTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	01-31257	33-0986820
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1700 E. St. Andrew Place Santa Ana, CA		92705
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (714) 247-8200

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 25, 2006, Advanced Medical Optics, Inc. (AMO) announced the appointment of James V. Mazzo, the Company’s President and Chief Executive Officer, as Chairman of the Board. AMO also announced the appointment of James O. Rollans, an independent director, as presiding director of AMO. A copy of the press release making this announcement is furnished as Exhibit 99.1 and incorporated herein by reference. The press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

In connection with Mr. Mazzo’s appointment as Chairman of the Board, in addition to his duties as President and Chief Executive Officer of AMO, the Organization, Compensation and Corporate Governance Committee of the Board of Directors of AMO on May 24, 2006 approved an increase in Mr. Mazzo’s annual salary to $715,000.

Item 9.01	Financial Statements and Exhibits

99.1	Press Release, dated May 25, 2006, of Advanced Medical Optics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MEDICAL OPTICS, INC. (Registrant)

Date: May 26, 2006	By:	/s/ AIMEE S. WEISNER
Aimee S. Weisner, Corporate Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit

No.

99.1	Press release, dated May 25, 2006, issued by Advanced Medical Optics, Inc.